ITEM 77O (1)

DREYFUS GROWTH AND INCOME FUND, INC.

On August 3, 2010, Dreyfus Growth and Income Fund, Inc. (the “Fund”) purchased $242,760 of Metlife - Cusip # 59156R108 (the “Common Stock”). The Common Stock was purchased from Deutsche Bank Securities, a member of the underwriting syndicate offering the Common Stock, for $42.00 a share, including $1.08 in underwriting discounts and commissions of $1.08 a share. BNY Capital Markets, LLC, an affiliate of the Fund’s investment adviser, was a member of the syndicate, but received no benefit in connection with the transaction. The following is a list of the syndicate’s primary members:

BofA Merrill Lynch
Credit Suisse
Deutsche Bank Securities
HSBC
UBS Investment Bank
Wells Fargo Securities
Sanford C. Bernstein
Macquarie Capital
Sterne Agee
BNP Paribas
RBS
Societe Generale
Cowen and Company
Daiwa Capital Markets
Dowling & Partners Securities, LLC
PNC Capital Markets LLC
Scotia Capital
UCI Capital Markets
The Williams Capital Group, L.P.
BNY Mellon Capital Markets, LLC
COMMERZBANK
Mitsubishi UFJ Securities
Raymond James
Santander Securities
Loop Capital Markets
Blaylock Robert Van, LLC
Cabrera Capital Markets, LLC
Guzman & Company
Siebert Capital Markets
Ramirex & Co., Inc.
CastleOak Securities, LP
MFR Securities, Inc.
Toussaint Capital Partners, LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Growth and Income Fund, Inc., which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on December 14, 2010.

# PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
## Used for compliance with Rule 10f-3

1. Account/Fund Name: Dreyfus Growth and Income Fund
2. Anticipated Purchase Date: 8/3/10
3. Total Net Assets of Account/Fund: $ 508,881,383.58
4. Type and Description of Security to be Purchased: Metlife (MET)
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: Deutsche Bank Securities
7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8. Issue Size: 3,150,000,000
9. CUSIP: 59156R108
10. Amount Purchased by Account/Fund: $242,760
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: .000%
12. Amount Purchased as a Percentage of Account/Fund Assets: .048%
13. Purchase Price of Securities (if at par, so state): $42
14. Commission/Spread Received by Principal Underwriters: $0.648 per share
15. Yield (as applicable): n/a
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Dreyfus x ;

Mutual Fund Purchases Only:

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

**REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X**

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) The Boston Company Asset Management, LLC

AND
LOB Portfolio Manager Name (Print): Brian Ferguson Signature: [signature] Date: 10/12/10

AND
LOB/CIO/COO Name (Print): John Truschel Signature: [signature] Date: 10/12/10

AND
Chief Compliance Officer Name (Print): Jennifer Cassedy Signature: [signature] Date: 10/12/10

ITEM 770 (2)

DREYFUS GROWTH AND INCOME FUND, INC.

On November 18, 2010, Dreyfus Growth and Income Fund, Inc. (the "Fund") purchased $29,280 of LPL Investment Holdings Inc. Cusip # 50213H100 (the "Common Stock"). The Common Stock was purchased from Goldman Sachs & Co., a member of the underwriting syndicate offering the Common Stock, for $30.00 a share, including underwriting discounts and commissions of $1.575 per share. BNY Capital Markets, LLC, an affiliate of the Fund's investment adviser, was a member of the syndicate, but received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J. P. Morgan Securities LLC
Sanford C. Bernstein & Co., LLC
Citigroup Global Markets Inc.
USB Securities LLC
William Blair & Company, L.L.C.
Keefe, Bruyette & Woods, Inc.
Lazard Capital Markets LLC
Macquarie Capital (USA) Inc.
Sandler O'Neill & Partners, L.P.
Blaylock Robert Van, LLC
BNY Mellon Capital Markets, LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Growth and Income Fund, Inc., which determined that the purchase had been effected in compliance with the Fund's Rule 10f-3 Procedures, at the Fund’s Board meeting held on March 1, 2011.

ITEM 770 (3)

DREYFUS GROWTH AND INCOME FUND, INC.

On November 18, 2010, Dreyfus Growth and Income Fund, Inc. (the "Fund") purchased $365,640 of General Motors Company Cusip # 37045V100 (the "Common Stock"). The Common Stock was purchased from JP Morgan, a member of the underwriting syndicate offering the Common Stock, for $33.00 a share, including underwriting discounts and commissions of $0.2475 per share. BNY Capital Markets, LLC, an affiliate of the Fund's investment adviser, was a member of the syndicate, but received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
RBC Capital Markets Corporation
Banco Bradesco BBI S.A.
CIBC World Markets Corp.
Commerz Markets LLC
BNY Mellon Capital Markets, LLC
ICBC International Securities Limited
Itau BBA USA Securities, Inc.
Lloyds TSB Bank plc
China International Capital Corporation Hong Kong Securities Limited
Loop Capital Markets LLC
The Williams Capital Group, L.P.
Soleil Securities Corporation
Scotia Capital (USA) Inc.
Piper Jaffray & Co.
SMBC Nikko Capital Markets Limited
Sanford C. Bernstein & Co., LLC
CastleOak Securities, L.P.
C.L. King & Associates, Inc.
FBR Capital Markets & Co.
Gardner Rich, LLC
Lebenthal & Co., LLC
M.R. Beal & Company
Muriel Siebert & Co., Inc.
Samuel A. Ramirez & Company, Inc.

Cabrera Capital Markets, LLC
CF Global Trading LLC
CRT Investment Banking LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Growth and Income Fund, Inc., which determined that the purchase had been effected in compliance with the Fund's Rule 10f-3 Procedures, at the Fund’s Board meeting held on March 1, 2011.

ITEM 770 (4)

DREYFUS GROWTH AND INCOME FUND, INC.

On November 18, 2010, Dreyfus Growth and Income Fund, Inc. (the "Fund") purchased $170,000 of General Motors Preferred Stock Cusip # 37045V209 (the "Preferred Stock"). The Preferred Stock was purchased from JP Morgan, a member of the underwriting syndicate offering the Preferred Stock, for $50.00 a share, including underwriting discounts and commissions of $1.375 per share. BNY Capital Markets, LLC, an affiliate of the Fund's investment adviser, was a member of the syndicate, but received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
RBC Capital Markets Corporation
Banco Bradesco BBI S.A.
CIBC World Markets Corp.
Commerz Markets LLC
BNY Mellon Capital Markets, LLC
ICBC International Securities Limited
Itau BBA USA Securities, Inc.
Lloyds TSB Bank plc
China International Capital Corporation Hong Kong Securities Limited
Loop Capital Markets LLC
The Williams Capital Group, L.P.
Soleil Securities Corporation
Scotia Capital (USA) Inc.
Piper Jaffray & Co.
SMBC Nikko Capital Markets Limited
Sanford C. Bernstein & Co., LLC
CastleOak Securities, L.P.
C.L. King & Associates, Inc.
FBR Capital Markets & Co.
Gardner Rich, LLC
Lebenthal & Co., LLC
M.R. Beal & Company
Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.
Cabrera Capital Markets, LLC
CF Global Trading LLC
CRT Investment Banking LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Growth and Income Fund, Inc., which determined that the purchase had been effected in compliance with the Fund's Rule 10f-3 Procedures, at the Funds, Inc.’s Board meeting held on March 1, 2011.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.   *I attest that:*   ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.   ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.   ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.   ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.   ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/8/10

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	1/14/11